UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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                  Definitive Additional Materials
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SYS (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500
November 3, 2007

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Stockholders of SYS (the “Company”) to be held at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123 on December 7, 2007, at 1:00 p.m., local time.

At this meeting, you will be asked to vote, in person or by proxy, on the following matters:

1.	To elect seven directors to our Board of Directors to serve for the ensuing year and until their respective successors are elected and have been qualified;
2.	To approve the appointment of Grant Thornton LLP, Independent Registered Public Accounting Firm, to examine the accounts of SYS for fiscal year 2008;
3.	To amend the SYS Technologies, Inc. 2003 Employee Stock Purchase Plan to increase the number of shares of common stock subject to such plan from 1,000,000 to 2,000,000; and
4.	To transact such other business as may properly come before the meeting and at any continuations or adjournments thereof.

Our Board of Directors recommends that you vote FOR each of the proposals to be considered at the Annual Meeting.

At the Annual Meeting, we also will be pleased to report on the business of SYS. A discussion period will be provided for questions and comments of general interest to stockholders.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement contain details concerning each of the proposals. We urge you to read and consider these documents carefully. Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. If you attend the meeting, you may vote in person, even if you previously returned your proxy card. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

On behalf of our Board of Directors and management, we thank you for your continued support of SYS.

Sincerely,

/s/ Alfred M. Gray
Alfred M. Gray
Chairman of the Board

SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2007

To the Holders of Common Stock of SYS:

The 2007 Annual Meeting of stockholders of SYS will be held at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123 on December 7, 2007, at 1:00 p.m., local time, to consider the following business:

1.	To elect seven directors to our Board of Directors to serve for the ensuing year and until their respective successors are elected and have been qualified;
2.	To approve the appointment of Grant Thornton LLP, Independent Registered Public Accounting Firm, to examine the accounts of SYS for fiscal year 2008;
3.	To amend the SYS Technologies, Inc. 2003 Employee Stock Purchase Plan to increase the number of shares of common stock subject to such plan from 1,000,000 to 2,000,000; and
4.	To transact such other business as may properly come before the meeting and at any continuations or adjournments thereof.

Our Board of Directors has fixed October 9, 2007 as the record date for the determination of stockholders entitled to notice of and vote at the 2007 Annual Meeting of Stockholders and at any adjournment thereof.

All stockholders are cordially invited to attend the 2007 Annual Meeting of Stockholders in person.  Whether or not you plan to attend, please date, sign, and promptly return the enclosed proxy in the enclosed self-addressed envelope to ensure that your shares are represented at the meeting and to ensure a quorum.  If you are able to attend in person, we will cancel your proxy at your request.

By Order of the Board of Directors

/s/ Michael W. Fink
Michael W. Fink
Secretary

San Diego, California
November 3, 2007

SYS
PROXY STATEMENT
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON DECEMBER 7, 2007

SYS

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors of SYS (the “Company”, “SYS”, “us” or “our”) to be used at the 2007 Annual Meeting of stockholders (the “Annual Meeting”) to be held on December 7, 2007 at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123, at 1:00 p.m., local time.  The approximate mailing date of this Proxy Statement and the accompanying proxy and annual report is November 3, 2007.

Revocability and Voting of Proxy

When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 2007 Annual Meeting of Stockholders in accordance with any directions noted thereon.  If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto.  Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of SYS an instrument revoking it or a duly executed proxy bearing a later date.  Any stockholder attending the meeting in person may withdraw his or her proxy and vote his or her shares at the meeting.

The cost of the solicitation of proxies will be borne by SYS.  Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of SYS may make solicitations of proxies personally or by telephone or fax, but such persons will not be specially compensated for such services.  SYS may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

Record Date and Voting Rights

The only voting securities of SYS are common stock.  Holders of record of common stock on October 9, 2007 will be entitled to notice of and to vote at the 2007 Annual Meeting of Stockholders.  On that date there were 19,972,328 shares of common stock outstanding.  Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors.  Under California law, each shareholder may cumulate their votes for candidates placed in nomination prior to the voting for directors.  Under cumulative voting, each shareholder may vote for a single candidate, or distribute among the candidates as such stockholder chooses, a number of votes equal to the number of candidates (seven at this meeting) multiplied by the number of shares held by such stockholder.  Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting.  No shareholder shall be entitled to cumulate votes unless a shareholder has given notice at the meeting, prior to the voting, of such shareholder’s intention to cumulate their votes.  If any one shareholder gives such notice, all stockholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees.  The proxy holders named in the accompanying form of proxy, in their sole discretion may exercise cumulative voting rights.

Broker non-votes, or shares held by a broker or nominee that are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter, will be counted only in determining whether a quorum is present at the meeting.  Shares that are not represented in person or by proxy at the meeting shall not be counted in determining whether a quorum is present and shall not be deemed present at the meeting.  Proxies that are submitted by any shareholder unmarked as to any matter shall be voted according to the recommendation of the Board of Directors.  A proxy withholding authority to vote for a director nominee, if shares are not voted cumulatively, will be counted as a vote not in favor of the director nominee.  A vote of abstention, as to any proposal as to which abstention is permitted, will be counted as a vote against such proposal.

FORWARD-LOOKING STATEMENTS

All statements other than those of historical facts included in this proxy statement, including those related to our financial outlook, liquidity, goals, business strategy, project plans and objectives of management for future operating results, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans" and "proposes." We believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions and there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. When considering forward-looking statements in this proxy statement, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of our periodic reports filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of September 28, 2007 regarding the beneficial ownership of our common stock of:

•
each person known to SYS to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of common stock;

•	each director of SYS;

•	each executive officer of SYS named in the Summary Compensation Table (see “Executive Compensation”); and

•	all current executive officers and directors of SYS as a group.

The information set forth below was obtained from our records and from information furnished directly to SYS by each individual or entity.  Unless otherwise indicated, the address of each named beneficial owner is c/o SYS, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123.

Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership [1]	Percent of Class [2]
Philip P. Trahanas	Director	1,706,212 [3]	8.5%
Clifton L. Cooke, Jr.	Director, President, Chief Executive Officer	1,554,343 [4]	7.7%
AST Capital Trust, Trustee to the SYS 401(k) Employee Stock Ownership Plan	--	1,285,453	6.4%
John R. Hicks	Director	392,213 [5]	2.0%
Thomas A. Page	Director	314,910 [6]	1.6%
Edward M. Lake	Chief Financial Officer	276,777 [7]	1.4%
Charles E. Vandeveer	Director	274,580 [8]	1.4%
Michael W. Fink	Sr. Vice President, Secretary	224,148 [9]	1.1%
Ben Goodwin	Executive Vice President, Sales and Marketing	222,085 [10]	1.1%
Kenneth D. Regan	President, Defense Solutions Group	168,599 [11]	0.8%
David A. Derby	Director, Chairman of the Board	162,011 [12]	0.8%
Alfred M. Gray	Director	66,400 [13]	0.3%
Gail K. Naughton	Director	36,100 [14]	0.2%
All Directors and Named Executive Officers as a Group	--	5,398,378 [15]	25.9%

[1]
To the best knowledge of SYS, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of our common stock, except as set forth herein.  As of September 28, 2007, a total of 19,970,328 shares of common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  As to each beneficial owner listed above, the amount stated includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of September 28, 2007 by the exercise or conversion of options, warrants or convertible notes.

[2]
As of September 28, 2007, a total of 19,970,328 shares of common stock have been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  As to each beneficial owner listed above, any shares of common stock acquirable upon exercise or conversion of options, warrants or convertible notes within 60 days of September 28, 2007 have been included in determining their percent of class.

[3]
Includes 1,412,386 shares owned by General Atlantic Partners 74, L.P. (“GAP LP”), 108,634 shares owned by GapStar, LLC (“GapStar”), 182,161 shares owned by GAP Coinvestment Partners II, L.P. (“GAPCO II”) and 3,031 shares owned by GAPCO GmbH & Co. KG (“GAPCO KG”).  General Atlantic LLC (“GA LLC”) is the general partner of GAP LP.  GA LLC is also the sole member of GapStar.  The general partners of GAPCO II are also Managing Directors of GA LLC.  The general partner of GAPCO KG is GAPCO Management GmbH (“Management GmbH”).  The Managing Directors of GA LLC make voting and investment decisions with respect to GAPCO KG and Management GmbH.  GAP LP, GapStar, GAPCO II and GAPCO KG became stockholders of the Company upon the consummation of its acquisition of Ai Metrix, Inc.  Mr. Trahanas is a Managing Director of GA LLC and a general partner of GAPCO II.  GAP LP, GapStar, GA LLC, GAPCO II, GAPCO KG and Management GmbH (the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended.  Mr. Trahanas disclaims beneficial ownership of the shares of common stock owned by GAP LP, GapStar, GAPCO II and GAPCO KG, except to the extent of his pecuniary interest therein.  The address of the GA Group (other than GAPCO KG and Management GmbH) and Mr. Trahanas is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830.  The address of GAPCO KG and GAPCO Management is c/o General Atlantic GmbH, is Koenigsallee 62, 40212 Duesseldorf, Germany.

[4]	Includes 1) 50,000 shares acquirable upon exercise of options and (2) 69,440 shares acquirable upon conversion of convertible notes.
[5]	Includes 49,100 shares acquirable upon exercise of options.
[6]	Includes (1) 43,900 shares acquirable upon exercise of options and (2) 27,776 shares acquirable upon conversion of convertible notes.
[7]	Includes (1) 230,900 shares acquirable upon exercise of options and (2) 6,944 shares acquirable upon conversion of convertible notes.
[8]	Includes 23,550 shares acquirable upon exercise of options.
[9]	Includes 72,500 shares acquirable upon exercise of options.
[10]	Includes (1) 10,000 shares acquirable upon exercise of options and (2) 104,160 shares acquirable upon conversion of a convertible note.
[11]	Includes (1) 57,300 shares acquirable upon exercise of options and (2) 6,944 shares acquirable upon conversion of convertible notes.
[12]	Includes 48,700 shares acquirable upon exercise of options.
[13]	Includes 43,900 shares acquirable upon exercise of options.
[14]	Includes 36,100 shares acquirable upon exercise of options.
[15]	Includes 881,214 shares acquirable upon exercise or conversion of options or convertible notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees

Seven directors are to be elected at the Annual Meeting.  Each director will serve until the next annual meeting and until his or her successor has been elected and has qualified.  All of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors.  David Derby served as a director until his resignation on October 26, 2007.  SYS knows of no reason why the nominees set forth below would not be available for election and would not be able to serve.  There is no arrangement  between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected as a director or nominee.

In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the seven nominees for election as directors of SYS.  If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

Proxies solicited by the Board of Directors cannot be voted for more than seven nominees for directors.

The table immediately following contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:

Name	Age	Office Held with SYS	Director Since

Clifton L. Cooke, Jr.	59	Director, President and Chief Executive Officer	November 20, 2001

General Alfred M. Gray, USMC (Ret.)	79	Director	April 14, 2003

John R. Hicks (1) (2)	61	Director	January 22, 2004

Gail K. Naughton (1) (2)	51	Director	August 30, 2004

Thomas A. Page (1)	74	Director	April 14, 2003

Philip P. Trahanas (2)	36	Director	October 17, 2006

Charles E. Vandeveer (1) (2)	66	Director	March 21, 1997

(1)           Member of our Audit Committee

(2)           Member of our Nominating and Compensation Committee

Biographical Information about our Directors

Clifton L. Cooke, Jr. has been a Director since November 2001. Mr. Cooke has been the President and Chief Executive Officer of SYS since April 2003 having previously served as President and Chief Operating Officer of SYS since January 2002. From 2000 through 2002, Mr. Cooke was self-employed as an independent consultant. From 1998 through 2000, Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company. Mr. Cooke’s principal responsibility at Titan was to maximize the commercial success of Titan’s defense based technologies. In addition to his corporate responsibilities, Mr. Cooke was the general manager and Chief Executive Officer of the $170 million Titan Technologies Division. From 1988 to 1998, Mr. Cooke was founder and Chief Executive Officer of VisiCom Laboratories, which grew to over $50 million in revenue. VisiCom provides embedded real time products and services to its customers in industry and government. While at VisiCom, Mr. Cooke was responsible for VisiCom’s acquisition of six small companies that contributed significantly to VisiCom’s revenue growth. Prior to starting VisiCom in 1988, Mr. Cooke was founder and Chief Executive Officer of Advanced Digital Systems (“ADS”). ADS focused on providing engineering services for the U.S. Department of Defense satellite programs. Mr. Cooke received his B.A. degree in Applied Physics and Information Science from the University of California, San Diego.

General Alfred M. Gray, USMC (Ret.), has been a Director since April 2003 and has been the Vice-Chairman of the Board of Directors since December 2005. In 1991, General Alfred Gray retired from the U.S. Marine Corps after 41 years of service. General Gray currently serves as a Senior Fellow and member of the Board of Regents for the Potomac Institute. From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps. He served as military advisor to Presidents Reagan and Bush, Sr., the National Security Council and the Secretary of Defense.  From 1984 to 1987, General Gray was the Commanding General, Fleet Marine Force, Atlantic, Fleet Marine Force Europe, II Marine Expeditionary Force and Marine Striking Forces Atlantic (NATO).  General Gray holds a B.S. from the State University of New York. He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University. General Gray is the recipient of a Military Science degree from Norwich University and a Doctor of Strategic Intelligence degree from the Defense Intelligence College.

John R. Hicks was elected to the Board of Directors in January 2004.  Mr. Hicks is President and Chief Executive Officer of JSH Investments, which he founded in 1998. From 2001 to 2003, Mr. Hicks served on the advisory council for Teklynx Corporation a $40 million subsidiary of Brady Corporation a manufacturer and converter of specialty labels and a systems integrator for the Auto ID industry. During the period from 1980 to 1998, Mr. Hicks was the Founder and President of CW Technologies, a software development company for laser and thermal printing devices and Founder and Chief Executive Officer of Codewriter Industries Inc. a manufacturer and developer of thermal printers for the Auto ID industry. From 1972 to 1980, Mr. Hicks was the Vice President of Sales and New Product development for CCR Corporation a POS distributor and developer. Mr. Hicks received a B.S. degree in Business Administration from the University of Southern California with a minor in Computer Science.

Gail K. Naughton, Ph.D. was elected to the Board of Directors in August 2004.  Dr. Naughton has been the Dean of the College of Business Administration at San Diego State University since August 2002. Dr. Naughton was Vice Chairman of Advanced Tissue Sciences, Inc. (human-based tissue engineering) from March 2002 to October 2002, President from August 2000 to March 2002, President and Chief Operating Officer from 1995 to 2000 and co-founder and director since inception in 1988. Dr. Naughton held professorships at City University of New York, New York University Medical Center, Hunter College and York College. She is currently on the board of two private biotechnology companies: Iken Therapeutics, Inc. and DermTech International (where she is also chairperson) and one public company, C.R. Bard, Inc. (NYSE “BCR”). Dr. Naughton earned her Ph.D. in Basic Medical Sciences and her M.S. in histology from the New York University Medical Center. She earned an executive MBA in 2001 from the Anderson School at the University of California, Los Angeles.

Thomas A. Page has been a Director since April 2003.  Mr. Page is the former Chairman of the Board of Directors of Enova Corporation and San Diego Gas & Electric Company (SDG&E). Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 he was elected President and Chief Executive Officer of SDG&E and elected Chairman in 1983. He held one or more of these positions until his retirement in 1998. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas and Wisconsin Power and Light in Madison, Wisconsin.  Mr. Page earned his B.S. degree in Civil Engineering and his Masters in Industrial Administration from Purdue University, where he was awarded a Doctorate in Management in 1994.  He has been licensed as a Certified Public Accountant and Professional Engineer. Mr. Page is a director of Surge Global Energy, Multicell Technologies, and an Advisory Director of Sorrento Ventures, a venture capital firm.

Philip P. Trahanas has been a Director since October 17, 2006.  Philip Trahanas is a Managing Director of General Atlantic LLC, a global private equity firm providing capital for growth companies driven by information technology or intellectual property. Mr. Trahanas has a combination of experience in operating, investment banking and private equity roles. Mr. Trahanas is currently responsible for the Firm’s investment activities in the embedded systems and communications sectors and is a member of the Firm’s Investment Committee. Mr. Trahanas is also a director of A-Max Technology Ltd. and PowerDsine Ltd. Mr. Trahanas joined General Atlantic in 2000 from Morgan Stanley. During his tenure within Morgan Stanley's Investment Banking division, Mr. Trahanas worked on the High Technology Corporate Finance team, was a Merger and Acquisition specialist and was a member of the division's operating management team. Prior to joining Morgan Stanley, Mr. Trahanas was an electrical engineer at General Electric, where he specialized in communications equipment and semiconductor design. Mr. Trahanas holds a B.E. in Electrical Engineering from the Cooper Union for the Advancement of Science and Art. He attended the University of Pennsylvania for his advanced studies and received an MBA from the Wharton School, where he graduated as a Palmer Scholar, and an M.S. in Engineering from the Moore School of Engineering.

Charles E. Vandeveer has been a Director since March 1997. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined SYS in 1987 and was most recently a Senior Vice President, Enterprise Solutions Division before his retirement from SYS on December 16, 2005.  He is a retired Commander, United States Navy, Supply Corps.  Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs.  He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls.  Mr. Vandeveer has brought his valuable Navy experience to SYS and has put it to work expanding our presence in the Oxnard, California area.  He has organized and directed large scale management studies and supervised subcontractors with various firms.  Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963.

Required Vote

Under California law, in any election of directors, those candidates receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, are elected.  Votes against a director and votes withheld have no legal effect.

Recommendation of the Board

The Nominating Committee recommended to the Board, and the Board approved, the nomination of the following seven (7) persons, Clifton L. Cooke, Jr., General Alfred M. Gray, USMC (Ret.), John R. Hicks, Gail K. Naughton, Ph.D., Thomas A. Page, Philip P. Trahanas and Charles E. Vandeveer, for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2008 and until their respective successors are elected and have qualified. The Board Unanimously Recommends that the Stockholders Vote FOR Each of the Seven (7) Director Nominees.

Board Committees and Board Meetings

The Board of Directors held ten (10) regularly scheduled and special meetings during fiscal year 2007.  A quorum was reached at each of these meetings. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board of Directors.  Each director of SYS during fiscal year 2007 attended at least 75% of the aggregate of (i) the total number of Board of Director meetings and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2007.

Audit Committee

SYS has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, comprised of: David A. Derby, John R. Hicks, Thomas A. Page and Charles E. Vandeveer through October 26, 2007.  Upon Mr. Derby’s resignation on October 26, 2007, Dr. Naughton was elected to the Audit Committee.  Each member of the Audit Committee is independent as defined under the applicable rules of the SEC and the American Stock Exchange (AMEX) with the exception of Mr. Vandeveer, who will become independent on December 16, 2008. The Board determined that Mr. Vandeveer’s membership on this Committee is in the best interest of the Company and its shareholders given his experience in government contracting. Mr. Vandeveer will be ineligible to remain on this Committee after his term expires in December 2007, and may return to the Committee after December 2008. The Audit Committee met five (5) times during the fiscal year ended June 30, 2007.

The Board has affirmatively determined that each of the current members of the Audit Committee are “financially sophisticated” under the definition contained in the American Stock Exchange Company Guide, and that Mr. Page has all the necessary attributes to be an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K and independent as that term used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Stockholders should understand that this designation does not impose upon Mr. Page any duties, obligations or liability that are greater than what are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability or any other member of the Audit Committee of the Board.

The Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee.  This charter was previously included as an appendix to our proxy statement filed with the SEC on October 18, 2004.  A copy of the charter is available on our website – www.systechnologies.com under corporate governance.

The Audit Committee charter is evaluated at least on an annual basis. Based on its current charter, the Audit Committee’s responsibilities include, among other things:

•	Is directly and solely responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm;

•	Oversees the audit activities of our independent registered public accounting firm with such independent registered public accounting firm reporting directly to the Committee;

•
Reviews and discusses with our independent registered public accounting firm, the scope, results and integrity of our annual audit and financial statements and our compliance with legal and regulatory requirements;

•	Consults with our independent registered public accounting firm to ensure rotation of the lead audit partner at least every five years and the timing of such rotation;

•	Oversees the independence of our independent registered public accounting firm;

•
Evaluates our independent registered public accounting firms' performance; and reviews and considers our independent registered public accounting firm's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls;

•	Determines procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing items;

•	Determines procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	Reviews compliance with certain corporate policies and discharges such other duties as may from time to time be assigned to it by the Board of Directors.

In addition, the Audit Committee has the authority to obtain advice and assistance from, and receive adequate funding from SYS to engage, independent advisors, including independent counsel and any registered public accounting firm, as the Audit Committee deems necessary to fulfill its obligations.

The Audit Committee has prepared a report, a copy of which is set forth below under “Audit Committee Report”.

Nominating & Compensation Committee

The Nominating & Compensation Committee is comprised of the following board members: John R. Hicks, Gail K. Naughton, Philip P. Trahanas and Charles E. Vandeveer. Each member of the Nominating & Compensation Committee is independent as defined under the applicable rules of the SEC and AMEX with the exception of Mr. Vandeveer. During the fiscal year ended June 30, 2007, the Nominating & Compensation Committee held a total of six (6) meetings. Our Board of Directors has adopted a charter for the Nominating & Compensation Committee, a copy of which is available on our website – www.systechnologies.com under Corporate Governance.

The purposes of the Nominating & Compensation Committee are twofold. The first is to discharge, or assist the Board of Directors in discharging, all of the duties of the Board of Directors related to executive and director compensation in a manner that aligns executive officer and director compensation, and our incentive programs, with the business objectives SYS and the long term interests of its stockholders. The second is to review and nominate new director candidates who appear appropriately qualified and motivated to serve SYS, as well as review the performance of existing directors. In addition, the Committee served as the Corporate Governance Committee during FY 2007.

In fulfilling its responsibilities, the  Nominating & Compensation Committee will consider nominees for the Board of Directors recommended by our stockholders.  Stockholders desiring to recommend nominees must submit proposals to our Corporate Secretary in accordance with established procedures set forth in the section entitled, “Stockholders’ Communications with the Board” below.  The Nominating & Compensation Committee has a policy with respect to director candidates that applies whether the recommendations are made by stockholders or the Committee.  Certain qualifications and considerations that the Nominating & Compensation Committee takes into account include whether candidates possess such attributes and experience as are necessary to provide a broad range of characteristics, including diversity, management skills, and financial, technological and business experience, as well as whether such candidates are able to commit the requisite time for preparation and attendance at regularly scheduled meetings and to participate in other matters necessary for good corporate governance.

Under its charter, with respect to compensation matters, the Nominating & Compensation Committee:

•	Takes any and all action with respect to fixing the compensation level of Executive Officers of SYS, including the compensation of our Chief Executive Officer;

•	Develops and implements compensation policies that will clearly articulate the relationship of corporate performance to executive compensation and will attract and retain high quality executives;

•
Proposes for adoption by the Board of Directors and, if applicable, ratification by our stockholders, compensation plans, including but not limited to, stock option, stock appreciation rights, pension and profit sharing, stock purchase and deferred compensation plans and other similar programs and any amendments thereto or terminations thereof;

•	Grants rights and interests, and sets participation guidelines in compensation plans to eligible participants;

•	Reviews and approves other such compensation matters referred to the Committee by the Board of Directors or the Chief Executive Officer;

•	Prepares a report to be filed with the Proxy Statement or Information Statement disclosing the compensation policies of SYS applicable to our Executive Officers; and

•	Reports from time to time to the Board of Directors on the Committee's actions.

 The Nominating & Compensation Committee recommended to the Board of Directors each of the director nominees discussed in Proposal 1, each of whom is an incumbent board member. During FY 2007 the Committee in its role as the Corporate Governance Committee monitored various changes in practice and regulations affecting Board and Company practices.  In conjunction with the Company’s Chief Financial Officer and Secretary, the Committee recommended various Director education programs to the Board and suggested that various practices be observed and policies developed, including stock ownership guidelines for Company officers and directors.

Corporate Governance

Independence of Directors

The Board has determined affirmatively that Messrs. Derby, Gray, Hicks, Page and Trahanas and Dr. Naughton are “independent” under the standards and rules of the American Stock Exchange and the SEC. The definition of “independence” under the AMEX Company Guide includes a series of objective tests, such as that the director is not an employee of SYS and has not engaged in various types of business dealings with SYS. In addition, as further required by AMEX, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During FY 2007, our independent directors met three (3) times in executive session in the absence of management.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available for review on our website at www.systechnologies.com; the Code of Ethics is also available in print, without charge, to any stockholder who requests a copy by writing to us at SYS, 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123, Attention: Investor Relations. Each of our directors, officers, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and all of our other principal executive officers and employees are required to be familiar with the Code of Ethics. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Stockholders’ Communication with the Board

SYS encourages stockholders to communicate with members of its Board of Directors. Stockholders wishing to communicate with directors, including to recommend candidates for election to the Board of Directors, may send communications to our office to the attention of the Corporate Secretary at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123. All communications will be provided directly to the Board of Directors.

Director Attendance at Annual Stockholders’ Meetings

Although SYS encourages all of its directors to attend its annual meetings of stockholders, it has not established any written policy with regard to individual director attendance at such annual meetings. All of our incumbent directors who were our directors last year attended the prior year’s annual meeting with the exception of Mr. Trahanas.

Compensation of Directors

Directors who are not our employees receive the following fees for their services.

•	Chairman of the Board: $15,000 annually in cash paid on a monthly basis;

•	Vice Chairman of the Board: $5,000 annually in cash paid on a monthly basis;

•	Committee Chairman: $10,000 annually in cash paid on a monthly basis;

•
Board Membership: (i) $15,000 annually in cash paid on a monthly basis and (ii) 6,000 stock options annually, issued on a quarterly basis, priced as of the closing price for the last day of each quarter, fully vesting after one year and expiring after two years;

•	Committee members: $5,000 annually in cash paid on a monthly basis.

During the year ended June 30, 2007, the Board of Directors granted 42,000 stock options to eight outside directors exercisable at various prices per share.

The following table sets forth information regarding the compensation received by each of our directors during the fiscal year ended June 30, 2007, with the exception of Mr. Cooke, who is a named executive officer and therefore is listed in the officers’ summary compensation table.

DIRECTOR COMPENSATION
Name	Fees Earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John M. Burns	12,500	--	--	--	--	--	12,500
David A. Derby	45,000	--	6,500	--	--	--	51,500
General Al Gray, USMC (Ret.)	30,000	--	6,000	--	--	--	36,000
John R. Hicks	30,000	--	5,500	--	--	--	35,500
Gail K. Naughton	27,500	--	5,500	--	--	--	33,000
Thomas A. Page	25,000	--	6,000	--	--	--	31,000
Philip P. Trahanas	11,700	--	800	--	--	--	12,500
Charles E. Vandeveer	25,000	--	4,600	--	--	--	29,600

Executive Officers

The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of SYS:

Name	Age	Capacity
Michael W. Fink	50	Secretary, Senior Vice President
Ben Goodwin	67	Executive Vice President, Sales and Marketing
Edward M. Lake	53	Chief Financial Officer and Executive Vice President

Michael W. Fink is Senior Vice President, Finance and Contracts. Mr. Fink joined SYS in July 1995.  He has been the Corporate Secretary since January 1999.  He was the acting Chief Financial Officer from January 2002 through August 2003. He is responsible for the contract and contract administration functions of SYS in addition to his responsibilities as Corporate Secretary. He previously held various executive positions at San Diego Aircraft Engineering, Inc. (“SANDAIRE”), an engineering firm specializing in the aerospace and defense industries. Some of SANDAIRE’s major customers include the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse. Mr. Fink received a B.S. degree in Business Administration (Accounting) from San Diego State University, where he has also attended graduate school where he studied mechanical engineering.

Ben Goodwin is Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group. Mr. Goodwin joined SYS in July 2005. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and VP of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and COO of Thomson Software Products and President and Chief Executive Officer, of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an IPO, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a B.S. in Psychology from Millsaps College.

Edward M. Lake is Chief Financial Officer and Executive Vice President. Mr. Lake joined SYS in August 2003. From 2002 to 2003, Mr. Lake was Chief Financial Officer/Chief Operating Officer for WIDCOMM, a leading software provider of Bluetooth short-range wireless connectivity solutions.  From 2001 to 2002, Mr. Lake had a financial consulting practice representing clients in the software, telecommunications and biotechnology industries.  From December 1999 to April 2001, Mr. Lake was Senior Vice President/Chief Financial Officer for Cayenta Inc., a $70 million commercial subsidiary of the Titan Corporation (NYSE:TTN), a billion dollar defense company, providing enterprise software products, systems integration, application hosting and managed services.  Prior to 1999, Mr. Lake served as Chief Financial Officer for various technology companies including Executive Vice President/Chief Financial Officer and Secretary for Optimay Corporation, a mobile telecommunications software company, which was acquired by Lucent Technologies in 1998, Executive Vice President/Chief Financial Officer and Secretary for Intelligent Surgical Lasers, Inc., a development stage medical laser company during which time it completed an initial public offering and Vice President/Chief Financial Officer for Telesoft, an international software development company.  Mr. Lake received his B.S. in Business Administration (Accounting) from San Diego State University, started his financial career with Coopers & Lybrand and is a CPA.

Kenneth D. Regan resigned as an officer of SYS effective June 30, 2007 with a planned retirement date of later in 2007.

Executive Compensation

The following table sets forth for each of the named executive officers: (i) the dollar value of salary and bonus earned during the year ended June 30, 2007; (ii) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with SFAS 123(R); (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during the year; (v) all other compensation for the year, and (vi) the dollar value of total compensation for the year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonquali-fied Deferred Compensa-tion Earnings ($)	All Other Compen-sation ($)	Total ($)

Clifton L. Cooke, Jr.	2007	261,267	7,500	--	--	--	--	--	268,767
President and CEO	2006	253,439	--	--	--	--	--	--	253,439
	2005	225,774	79,000	--	--	--	--	--	304,774

Edward M. Lake	2007	224,420	7,500	--	27,700	--	--	--	259,620
CFO	2006	209,343	--	--	53,000	--	--	--	262,343
	2005	190,931	40,500	--	--	--	--	--	231,431

Michael W. Fink	2007	165,006	5,000	--	6,500	--	--	9,520[1]	186,026
Secretary and Sr. Vice	2006	164,506	--	--	6,800	--	--	--	171,306
President	2005	152,000	26,100	--	--	--	--	--	178,100

Ben Goodwin	2007	199,436	5,000	--	4,200	--	--	--	208,636
President, PSSIG	2006	163,866	--	--	3,900	--	--	--	167,766

Kenneth D. Regan	2007	206,181	20,000	--	13,600	--	--	--	239,781
President, DSG	2006	209,056	--	--	12,000	--	--	--	221,056
	2005	179,642	40,500	--	--	--	--	--	220,142

(1)	Amount shown is accrued personal leave that was exchanged for cash.
(2)	The bonus amounts shown in 2005 were previously incorrectly shown in 2006. Although the bonuses were paid in 2006, they were earned in 2005.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during 2007, including incentive plan awards (equity based and non-equity based) and other plan based awards.  Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year.  The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards.  Equity incentive based awards are subject to a performance condition or a market condition as those terms are defined by SFAS 123(R).  Non-equity incentive plan awards are awards that are not subject to SFAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period..

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Cooke	--	--	--	--	--	--	--	--	--	--	--
Lake	8/2/2006	--	--	--	--	--	--	--	40,000[1]	2.41	--
Fink	--	--	--	--	--	--	--	--	--	--	--
Goodwin	--	--	--	--	--	--	--	--	--	--	--
Regan	--	--	--	--	--	--	--	--	--	--	--

(1)	These options vest on a 20/20/30/30 percent basis over four years and expire five years from the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at June 30, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cooke	50,000	--	--	2.81	3/30/2010	--	--	--	--
Lake	100,000	--	--	2.05	8/4/2008	--	--	--	--
	40,000	--	--	2.00	1/22/2009	--	--	--	--
	18,800	28,200	--	2.70	9/24/2009	--	--	--	--
	50,000	--	--	2.55	3/30/2010	--	--	--	--
	8,000	32,000	--	2.41	8/2/2011	--	--	--	--
Fink	3,000	--	--	1.25	8/28/2007	--	--	--	--
	3,500	1,500	--	1.75	7/1/2008	--	--	--	--
	17,500	7,500	--	2.25	3/30/2009	--	--	--	--
	50,000	--	--	2.55	3/30/2010	--	--	--	--
Goodwin	10,000	15,000	--	2.79	7/25/2010	--	--	--	--
Regan	--	2,250	--	1.75	7/1/2008	--	--	--	--
	11,550	4,950	--	2.25	3/30/2009	--	--	--	--
	10,000	15,000	--	2.70	9/24/2009	--	--	--	--
	26,000	--	--	2.55	3/30/2010	--	--	--	--

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised and vesting of stock awards by the named executive officers for the fiscal year ended June 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Clifton L. Cooke, Jr.	--	--	--	--
Michael W. Fink	--	--	--	--
Ben Goodwin	--	--	--	--
Edward M. Lake	--	--	--	--
Kenneth D. Regan	11,250	10,200	--	--

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not maintain any nonqualified defined contribution or deferred compensation plans.  We do sponsor a tax qualified defined contribution 401(k) savings plan.

Employment Agreements, Termination of Employment and Change of Control Arrangements

SYS has executed employment agreements with officers Cooke, Fink, Goodwin, and Lake.  These agreements provide for a base salary that is subject to annual review, an annual bonus pursuant to a bonus plan approved by the Board of Directors, certain fringe benefits and they automatically renew each year unless terminated.  If their employment is terminated for any reason other than for cause or their resignation, each will be entitled to receive his base salary and certain fringe benefits during the severance period and acceleration of stock options.  The agreements for Cooke, Fink, Goodwin, and Lake were submitted as exhibits to our report on Form 10-Q for the quarter ended September 30, 2006.

The table below presents each executive officer’s current salary and the number of payments in months that would be owed in the event of termination or upon change in control:
Officer	Expiration Date	Base Salary	Termination (in months)	Change in Control (in months)

Cooke	June 30, 2008	$291,500	18	24
Fink	June 30, 2008	$175,000	12	18
Lake	June 30, 2008	$238,500	18	24
Goodwin	June 30, 2008	$200,000	12	18

NOMINATING & COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Three of the four members of our Nominating & Compensation Committee are independent, as determined by our Board of Directors. The Nominating and Compensation Committee members are named in the first paragraph under Nominating and Compensation Committee on page 10. The responsibility of the Nominating & Compensation Committee is to administer our executive compensation programs, to monitor corporate performance and its relationship to compensation of Executive Officers and to make appropriate recommendations concerning matters of executive compensation. In addition the Committee serves as the Nominating Committee for SYS.  This report sets forth the major components of executive compensation and the basis by which fiscal year 2007 compensation determinations were made with respect to the executive officers of SYS.

Compensation Discussion and Analysis

Compensation Policy and Guidelines

We believe that the quality, skills and dedication of our senior executive officers are critical factors affecting the long-term value of SYS. Our key compensation goals are to align executive compensation with our long-term business objectives and performance, to enable SYS to attract and retain high-quality executive officers and employees who will contribute to the long-term success of SYS and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of SYS.

In order to achieve our goals, the Nominating & Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with stockholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Nominating & Compensation Committee has worked with management to design a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

Compensation Program Elements

Our compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of SYS and our ability to attract and retain talented Executive Officers. Our focus is on growth and profitability.

Base Salary. Salary levels are primarily determined by the Nominating & Compensation Committee in consideration of the job position of the individual executive and the prevailing industry standards for similar executives of similar companies. To determine base salaries the Committee uses published industry reports and surveys on executive compensation as well as independent third party expert assistance from time to time. Our business consists of both information technology and engineering services. SYS therefore compares itself for this purpose with other small public technology service providers and/or government contracting firms that are primarily in the business of providing information technology or engineering services to the government. The Nominating & Compensation Committee has not evaluated corporate performance of these firms other than to develop a general sense that they are peer companies. Periodic increases in base salary relate to changes in the individual’s responsibilities and overall contributions to SYS. The base salaries paid to the five most highly compensated officers for the past three years are set forth in the “Executive Compensation—Summary Compensation Table.”

Bonus and Incentive Programs. Our Executive Officers and operating managers participate in an incentive compensation program which awards both cash and stock options based on meeting objectives.

Cash Bonuses. Cash bonuses of specific amounts are based on attaining or exceeding specific revenue and profitability targets established at the beginning of each fiscal year. These targets may include revenue, new business, divisional Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or corporate EBITDA. Underachievement of the target may generate a lesser or no bonus, and overachievement of the target may generate a greater bonus.

Executive officers may be entitled to additional cash bonuses from time to time based upon performance at the discretion of the Nominating & Compensation Committee and, in some cases, the Chief Executive Officer. The cash bonuses paid to the five most highly compensated executive officers for the past three years are set forth in the “Executive Compensation—Summary Compensation Table.”

Stock Options. SYS believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from our stock price increases based on meeting or exceeding objectives. By this approach, the interests of stockholders, executives and employees are closely aligned. Through our 2003 Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of common stock of SYS at a specified price in the future. Awards are made at market price at the time of the grant.

In considering the award of stock options, management and the Nominating & Compensation Committee consider several factors: individual performance versus assigned objectives, profit contribution, criticality of the individual to the future success of SYS, and overall contribution to our success. Management recommends option grants to the Nominating & Compensation Committee and the Nominating & Compensation Committee revises and approves the final grants. As part of the process, the Nominating & Compensation Committee also reviews the current stock and option holdings of the nominees, their total compensation and the history of option grants to each individual under consideration and has also accelerated the vesting of certain executive officers’ options.  The Nominating & Compensation may approve a pool of options that can be distributed at the discretion of management; executive officers are not eligible to receive options from this pool.

Severance Compensation. To retain highly qualified executives, SYS from time to time enters into severance agreements with certain of its employees. The determination of whether SYS would benefit from a severance agreement with a particular employee is subjective, based upon such officer’s experience and/or value to SYS.

Other Benefits. Our philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

Fiscal Year 2007 Compensation for the Chief Executive Officer

During the 2007 fiscal year, Mr. Cooke was paid an annual base salary of $261,267 and received a $7,500 bonus based upon our performance against annual budgetary targets established by the Board.  Mr. Cooke was eligible for the bonus because SYS had achieved certain specified targets established by the Nominating & Compensation Committee for fiscal year 2007.

Summary

The Nominating and Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the Committee has recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.  The Nominating & Compensation Committee believes the total compensation program for executives of SYS, including the Chief Executive Officer, is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which SYS competes. The Nominating & Compensation Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operating results of SYS on behalf of our stockholders.

Submitted by the Nominating & Compensation Committee

John R. Hicks
Gail K. Naughton (Chair)
Philip P. Trahanas
Charles E. Vandeveer

Nominating and Compensation Committee Interlocks and Insider Participation

None of the members of the Nominating & Compensation Committee during the fiscal year ended June 30, 2007 was, during such year or prior thereto, an officer or employee of SYS or any of its subsidiaries, with the exception of Mr. Vandeveer who was an employee and officer of SYS before his retirement on December 16, 2005. During fiscal 2007, no executive officer of SYS served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Nominating & Compensation Committee of SYS.

AUDIT COMMITTEE REPORT

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

The Audit Committee has reviewed and discussed our audited financial statements with SYS management and has discussed certain required matters with our independent auditors, in accordance with Statement of Auditing Standards No. 61.

Our independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and SYS that might bear on the auditors’ independence as required by Independence Standards Board Standard No. 1.  The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.  The Audit Committee also recommended the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending June 30, 2008 and the Board of Directors concurred in such recommendation.

Submitted by the Audit Committee

John R. Hicks
Gail K. Naughton
Thomas A. Page (Chair)
Charles E. Vandeveer

Common Stock Performance Graph

The following graph compares the cumulative, five-year stockholder returns on our common stock with the cumulative returns of the (i) American Stock Exchange Composite Index and (ii) the SPADE Defense Index, which is a modified capitalization-weighted index comprised of publicly traded companies that benchmarks the performance of companies involved with the defense, homeland security, and space marketplace.  The graph assumes the value of the investment in our common stock and each index was $100 on June 30, 2002.

	June 30
	2002	2003	2004	2005	2006	2007
SYS	100.00	144.00	231.20	208.00	231.20	157.60
AMEX	100.00	108.53	139.96	172.95	215.97	263.88
SPADE	100.00	94.02	125.67	143.68	158.60	206.03

Certain Relationships and Related Transactions

There are no existing or proposed material transactions between SYS and any of its directors, executive officers or beneficial owners of more than 5% of the common stock, or the immediate family or associates of any of the foregoing persons.  There were no transactions to which SYS was a party where its officers and directors had a direct or indirect material interest in an amount in excess of $60,000. There are no family relationships among any of the directors and executive officers of SYS.

Equity Compensation Plan Information

Set forth below is certain information as of September 28, 2007 with respect to compensation plans (including individual compensation arrangements) under which equity securities of SYS are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under the plan(s) (c)
Equity compensation plans approved by stockholders
2003 Stock Option Plan	2,240,900	$2.54	1,462,400
1997 Stock Option Plan	31,500	$1.48	0

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

During fiscal year 2007 SYS used the services of the firm of Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm.  The Board of Directors recommends appointment of Grant Thornton as our independent registered public accounting firm for our 2008 fiscal year (commencing July 1, 2007) and nominates that firm for selection at the Annual Meeting.  A representative of Grant Thornton is expected to be made available at the meeting, with the opportunity to make a statement if he desires to do so, and to respond to appropriate questions.

Under the procedures established by the Audit Committee, all auditing services and all non-audit services performed by Grant Thornton are to be pre-approved by the Audit Committee, subject to the de minimus exception provided under Section 202 of the Sarbanes-Oxley Act.  All of the services provided by Grant Thornton during the 2007 fiscal year were pre-approved by the Audit Committee.

Principal Accountant Fees and Services

The aggregate fees billed by our independent registered public accounting firms for professional services rendered for the audit of our annual financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and for other audit related services are included in the table below under audit fees.  Audit-related fees generally include fees for accounting consultations, business acquisitions and associated audits, if applicable, and work related to equity offerings.  Tax fees include fees for tax compliance, tax advice and tax planning rendered on behalf of SYS related to the preparation of federal and state income tax returns.  These fees were paid to our principal accountants, Grant Thornton in 2007 and KPMG LLP (“KPMG”) in 2006 unless otherwise noted.

	2007	2006
Audit fees (1)	$435,000	$496,000

Audit related fees (2)	$43,000	$46,000

Tax fees (3)	$53,000	$55,000

Other fees	--	--

Total fees	$531,000	$597,000

(1)           Audit fees in 2007 included $41,000 to KPMG.
(2)           The 2006 and 2007 Audit related fees were all paid to KPMG.
(3)           The 2006 and 2007 Tax fees were all paid to KPMG.

Grant Thornton and KPMG billed no other fees for the fiscal years ended June 30, 2007 and 2006, respectively, except as disclosed above.  The Audit Committee has determined that the rendering of all non-audit services by Grant Thornton and KPMG is compatible with maintaining the auditor’s independence.

Required Vote

The affirmative vote of a majority of the votes present in person or by proxy by holders of the common stock at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2007.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for 2008.

PROPOSAL NO. 3

AMENDMENT TO SYS TECHNOLOGIES, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes that the SYS Technologies, Inc. 2003 Employee Stock Purchase Plan (the “Plan”) benefits the Company and its shareholders by providing its employees with an opportunity to purchase shares of Common Stock at a discount, and therefore, the Plan helps to attract, retain and motivate valued employees. To provide a reasonable reserve of shares to permit the Company to continue offering this opportunity to its employees, particularly given the Company’s growth strategy, the Board of Directors has adopted, subject to shareholder approval, an amendment to the Plan to increase the number of shares of options available for issuance under the Plan from 1,000,000 shares, to a total of 2,000,000 shares.

The essential features of the Plan are as follows:

Status of Shares: The maximum number of shares of Common Stock which may be issued pursuant to the Plan is currently 1,000,000 shares.  As of September 28, 2007, under the Plan there are 819,087 shares issued and outstanding, leaving 180,903 shares available for future issuance.

Administration:  The Plan is administered by the Board of Directors or a duly appointed committee (the “Committee”) which has the full and exclusive authority and power to interpret the Plan, to make rules and regulations for the administration of the Plan and eligibility for benefits under the Plan; decisions of the Board of Directors or the Committee, as the case may be, are final and binding.

Purchase Price:  The purchase price for a share of common stock is 85% of the fair market value of the shares on either the enrollment date of the exercise date of the Offering Period, whichever is lower.

Offering Period:  The Plan has two Offering Periods that each is six months in length, January to June and July to December.

Amendment and Termination of the Plan:  The Board of Directors may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of stock not previously issued.

Required Vote

The affirmative vote of a majority of the votes present in person or by proxy by holders of the common stock at the Annual Meeting will be required to ratify the amendment to the SYS Technologies, Inc. 2003 Employee Stock Purchase Plan.

Recommendation of the Board

The Board unanimously recommends a vote FOR the amendment to the SYS Technologies, Inc. 2003 Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued there under, our executive officers and directors are required to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of the common stock.  Based solely on its review of the copies of such reports furnished to SYS, or written representations that no reports were required, SYS believes that, during fiscal year 2007, its executive officers and directors complied with Section 16(a) requirements.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal which a shareholder wishes to present at the 2008 Annual Stockholders Meeting must be received at our office at 5050 Murphy Canyon Road, Suite 200, San Diego, California  92123, no later than July 1, 2008 in order to be included in our proxy statement and proxy relating to that meeting.

ANNUAL REPORT

Our 2007 Form 10-K and letter from the President for stockholders is being mailed herewith.  All SEC filings are available on our website, www.systechnologies.com.

OTHER MATTERS

The Board of Directors does not know of any other business matters to be presented at the meeting and does not intend to bring any other matters before the meeting.  However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgment and in the interest of SYS.

By Order of the Board of Directors

/s/ Michael W. Fink
Michael W. Fink
Secretary

San Diego, California
November 3, 2007

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
December 7, 2007

The undersigned hereby appoints Thomas A. Page and Charles E. Vandeveer, or either of them, proxies of the undersigned, to vote and represent all shares of the common stock, without Par Value, registered in the name of the undersigned, at the 2007 Annual Meeting of stockholders of SYS to be held at 1:00 p.m. at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123.

The shares represented by this proxy can be voted as marked by the SYS common stockholder of record on October 9, 2007, whose printed name and signature is placed on the opposite side.  Please mark the appropriate box.

Item 1.                      Election of Directors

[ ]	FOR all nominees listed below (except as marked to the contrary below).	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees	Clifton L. Cooke, Jr.	Gail K. Naughton	Philip P. Trahanas
	General Al Gray, USMC (Ret.)	Thomas A. Page	Charles E. Vandeveer
John R. Hicks

To withhold authority for any individual nominee, write the nominee’s name in the space provided:

Item 2.                      Proposal to approve the appointment of Grant Thornton LLP as our independent registered public accountants for SYS for its 2008 fiscal year.

[    ]  FOR                                [    ] AGAINST                                           [    ]  ABSTAIN

Item 3.                      To amend the SYS Technologies, Inc. 2003 Employee Stock Purchase Plan to increase the number of common shares subject to such plan from 1,000,000 to 2,000,000.

[    ]  FOR                                [    ] AGAINST                                           [    ]  ABSTAIN

(NOTE: Please see reverse of this page)

IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.  IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF,
the undersigned has signed this proxy on ________________________, _______
                                                                          (month and day)                       (year)

The undersigned  [  ]  PLANS  [  ] DOES  NOT PLAN to attend the meeting.  Stockholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

(Print Name)	(Signature)

(Print Name)	(Signature)

NOTE:  Please date the proxy and sign your name as it appears on the label.  If shares are registered in the name of two or more persons, each should sign.  Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY